Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 2025 (which includes an explanatory paragraph relating to Tivic Health Systems, Inc.’s ability to continue as a going concern) relating to the financial statements of Tivic Health Systems, Inc. as of and for the years ended December 31, 2024 and 2023.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

July 25, 2025